UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2020

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 14, 2020, Tenneco Inc. (the “Company”), Tenneco Automotive Operating Company Inc. and certain other subsidiaries of the Company entered into a First Amendment (the “First Amendment”) and a Second Amendment (the “Second Amendment”) to that certain Credit Agreement, dated October 1, 2018 (the “Credit Agreement”), by and among the Company and Tenneco Automotive Operating Company Inc., as borrowers, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Pursuant to the First Amendment, effective February 14, 2020:

(i)    the requirement to maintain a consolidated net leverage ratio as of the end of each fiscal quarter increased to not greater than (a) 4.50 to 1 through March 31, 2021, (b) 4.25 to 1 through September 30, 2021, (c) 4.00 to 1 through March 31, 2022, (d) 3.75 to 1 through September 30, 2022, and (e) 3.5 to 1 thereafter;

(ii)    the interest rate on borrowings under the revolving credit facility and the term loan A facility increased from LIBOR plus 1.75% to LIBOR plus 2.00% and will remain at LIBOR plus 2.00% for each relevant period for which Company’s consolidated net leverage ratio (as defined in the Credit Agreement) is equal to or greater than 3.0 to 1. The First Amendment does not change the step-down of the interest rate at lower consolidated net leverage ratios, which steps down to (a) LIBOR plus 1.75% if the Company’s consolidated net leverage ratio is less than 3.0 to 1 and greater than or equal to 2.5 to 1, (b) LIBOR plus 1.50% if the consolidated net leverage ratio is less than 2.5 to 1 and greater than or equal to 1.5 to 1, and (c) LIBOR plus 1.25% if the consolidated net leverage ratio is less than 1.5 to 1; and

(iii)     additional restrictions were placed on the Company’s ability to pay dividends and make distributions to its stockholders, to make investments, to repay subordinated indebtedness and to increase the size of the revolving credit facility, the term loan A facility or the term loan B facility.

In addition, pursuant to the Second Amendment, effective February 14, 2020, the Company has greater flexibility to apply, at its discretion, the net cash proceeds of a spin-off of DRiV Inc. to prepay the term loan A facility, the term loan B facility or the senior secured notes (subject to the terms of the senior note indentures).

The foregoing summaries of the First Amendment and the Second Amendment are qualified in their entirety by reference to the full text of such amendments set forth in Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and which are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 18, 2020, the Company issued a press release announcing the First Amendment to the Credit Agreement. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1

First Amendment, dated February 14, 2020, to the Credit Agreement, dated as of October 1, 2018, by and among Tenneco Inc., Tenneco Automotive Operating Company Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

10.2

Second Amendment, dated February 14, 2020, to the Credit Agreement, dated as of October 1, 2018, by and among Tenneco Inc., Tenneco Automotive Operating Company Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press release dated February 18, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 19, 2020	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary